EXHIBIT 5.1

             LETTERHEAD OF O'MELVENY & MYERS LLP


August 1, 2001
                                                  OUR FILE NUMBER
                                                      219,742-191

Dole Food Company, Inc.
One Dole Drive
Westlake Village, California 91362-7300

          Re:  POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION
               STATEMENT ON FORM S-3 OF DOLE FOOD COMPANY, INC.

Ladies and Gentlemen:

     At your request, we have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be filed by Dole Food Company, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 promulgated under the Securities Act, of senior, senior subordinated or subordinated debt securities, in one or more series (the "Debt Securities"), which Debt Securities were registered under the Securities Act by Dole Food Company, Inc., a Hawaii corporation, prior to its reincorporation into Delaware. The senior Debt Securities will be issued under an Indenture, dated as of July 15, 1993 (the "Senior Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly Chemical Trust Company of California), as trustee. The senior subordinated Debt Securities and the subordinated Debt Securities will be issued under indentures proposed to be entered into between the Company and trustees that will be appointed prior to the issuance of such Debt Securities (the "Senior Subordinated Indenture" and "Subordinated Indenture," respectively).

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate.

     Subject to (i) approval by the Board of Directors of the Company, or a duly appointed committee thereof, as may be necessary or appropriate of the specific terms of the Debt Securities and related documentation; (ii) the execution and delivery of the Senior Subordinated Indenture or the Subordinated Indenture, as applicable; (iii) the qualification of the trustee under the Senior Indenture, Senior Subordinated Indenture or Subordinated Indenture, as applicable, pursuant to the Trust Indenture Act of 1939, as amended; (iv) the establishment of the terms of the Debt Securities in accordance with the terms of the applicable Indenture; (v) the execution,


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delivery and authentication of and payment for the Debt Securities in accordance with the terms of the Senior Indenture, Senior Subordinated Indenture or Subordinated Indenture, as applicable;
(vi) the filing of any necessary supplements to the prospectus which is a part of the Registration Statement in connection with any issuances of Debt Securities (the "Supplements"); and (vii) the issuance and sale of the Debt Securities in the manner and as otherwise contemplated in the Registration Statement (and any Supplements and amendments relating thereto), we are of the opinion that the Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company, and the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including without limitation, fraudulent conveyance laws), (2) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless or whether considered in a proceeding in equity or at law, (3) requirements that any claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (4) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in foreign currency or composite currency.

     Notwithstanding the foregoing, the opinions expressed above shall not be deemed to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Debt Securities, the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

     We consent to the use of this opinion as an exhibit to Post-
Effective Amendment No. 1 to the above-referenced Registration
Statement.

                              Respectfully submitted,

                              /s/ O'Melveny & Myers LLP